Exhibit 10.16

CONFIDENTIAL TREATMENT REQUESTED.
INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN
REQUESTED IS OMITTED AND MARKED WITH “****” OR OTHERWISE
CLEARLY INDICATED. AN UNREDACTED VERSION OF THIS DOCUMENT HAS
ALSO BEEN PROVIDED TO THE SECURITIES AND EXCHANGE COMMISSION.

MASSACHUSETTS INSTITUTE OF TECHNOLOGY

EXCLUSIVE PATENT LICENSE AGREEMENT

TABLE OF CONTENTS

RECITALS	3
1. Definitions	3
2. Grant of Rights	7
3. COMPANY Diligence Obligations	9
4. Royalties and Payment Terms	10
5. Reports and Records	14
6. Patent Prosecution	15
7. Infringement	15
8. Indemnification and Insurance	16
9. No Representations or Warranties	17
10. Assignment	18
11. General Compliance with Laws	18
12. Termination	18
13. Dispute Resolution	19
14. Miscellaneous	20
APPENDIX A	23
APPENDIX B	24

MASSACHUSETTS INSTITUTE OF TECHNOLOGY
EXCLUSIVE PATENT LICENSE AGREEMENT

This Agreement, effective as of the date set forth above the signatures of the parties below (the "EFFECTIVE DATE"), is between the Massachusetts Institute of Technology ("M.I.T."), a corporation organized and existing under the laws of the State of Massachusetts, with a principal office at 77 Massachusetts Avenue, Cambridge, MA  02139-4307, Albert Einstein College of Medicine of Yeshiva University, a Division of Yeshiva University, a corporation organized and existing under the laws of the State of New  York, having a place of business at 1300 Morris Park Avenue, Bronx, New York 10461 (“EINSTEIN”), Montefiore Medical Center, a corporation organized and existing under the laws of the State of New York, having an office and place of business at 111 East 210th Street, Bronx, New York 10467 (“MONTEFIORE”)  (M.I.T., EINSTEIN, and MONTEFIORE shall be referred to individually and collectively as “THE PARTIES”), and MetaStat BioMedical, Inc., a corporation organized and existing under the laws of the state of Delaware, having an office and place of business at 8 Hillside Avenue, Suite 207, Montclair, NJ  07042 ("COMPANY").

R E C I T A L S

WHEREAS, THE PARTIES are the owners of certain PATENT RIGHTS (as later defined herein) relating to M.I.T. Case No. 14171J, "Alternatively Spliced mRNA Isoforms as Prognostic and Therapeutic Tools for Metastatic Breast Cancer and Other Invasive/Metastatic Cancers", by Christopher B. Burge, Wu Albert Cheng, John Condeelis, Frank B. Gertler, Maja Oktay and Irina M. Shapiro and have the right to grant licenses under said PATENT RIGHTS;

WHEREAS, THE PARTIES desire to have the PATENT RIGHTS developed and commercialized to benefit the public and is willing to grant a license thereunder;

WHEREAS, COMPANY has represented to THE PARTIES, to induce THE PARTIES to enter into this Agreement, that COMPANY shall commit itself to a thorough, vigorous and diligent program of exploiting the PATENT RIGHTS so that public utilization shall result therefrom; and

WHEREAS, COMPANY desires to obtain a license under the PATENT RIGHTS upon the terms and conditions hereinafter set forth.

NOW, THEREFORE, THE PARTIES and COMPANY hereby agree as follows:

1.  DEFINITIONS.

1.1 "AFFILIATE" shall mean any legal entity (such as a corporation, partnership, or limited liability company) that is controlled by COMPANY.  For the purposes of this definition, the term "control" means (i) beneficial ownership of at least fifty percent (50%) of the voting securities of a corporation or other business organization with voting securities or (ii) a fifty percent (50%) or greater interest in the net assets or profits of a partnership or other business organization without voting securities.

1.2  "CORPORATE PARTNER" shall mean any entity which agrees to compensate COMPANY or an AFFILIATE or SUBLICENSEE for COMPANY’s or AFFILIATE’s or SUBLICENSEE’s (i) practice of the PATENT RIGHTS, LICENSED PRODUCTS, and/or LICENSED PROCESSES on behalf of or in collaboration with such entity, including without limitation for discovery and development activities for LICENSED PRODUCTS, and/or LICENSED PROCESSES and/or IDENTIFIED PRODUCT, and/or (ii) provision of services using LICENSED PRODUCTS and/or LICENSED PROCESSES or practice of the PATENT RIGHTS, including without limitation research, discovery, development and/or testing activities in the FIELD using LICENSED PRODUCTS and/or LICENSED PROCESSES and/or IDENTIFIED PRODUCTS.

Any entity which meets the foregoing criteria, that also receives a sublicense of the PATENT RIGHTS shall be considered a SUBLICENSEE, and not a CORPORATE PARTNER, for the purposes of this Agreement.

        1.3            “CORPORATE PARTNER INCOME” shall mean any payments that COMPANY or an AFFILIATE or SUBLICENSEE receives from a CORPORATE PARTNER in consideration of any of the rights described in Section 2 (Grant of Rights), including without limitation fees, milestone payments (only to the extent that payments received exceed milestones payment obligations of COMPANY  under Section 4.1(d) ), agreement maintenance fees, and other payments for LICENSED PRODUCTS, LICENSED PROCESSES, or IDENTIFIED PRODUCTS.

Consideration for any and all corporate partnerships shall be on commercially reasonable terms and conditions.  In the event that non-monetary consideration is received for any sublicense of the PATENT RIGHTS, LICENSED PRODUCTS, LICENSED PROCESSES, or IDENTIFIED PRODUCTS, CORPORATE PARTNER INCOME shall be calculated based on the fair market value of such non-monetary consideration, including all elements of such consideration.

CORPORATE PARTNER INCOME specifically excludes payments to COMPANY or AFFILIATE from a CORPORATE PARTNER for the purposes of funding (or reimbursing for work to be conducted in the future) the costs of bona fide research and development of LICENSED PRODUCTS, LICENSED PROCESSES, DISCOVERY PRODUCTS and/or THERAPEUTIC PRODUCTS and that are expressly intended only to fund or pay (i) the purchase or use of equipment, supplies, products or services, or (ii) the use of employees and/or consultants to achieve a research or development goal, or (iii) for funding clinical trials, as indicated by their inclusion as specific line items in a written agreement between COMPANY (or AFFILIATE) and the CORPORATE PARTNER.  Said payments must be actually used to pay for research and/or development by COMPANY relating directly to LICENSED PRODUCTS, LICENSED PROCESSES, DISCOVERY PRODUCTS and/or THERAPEUTIC PRODUCTS, which work is to be performed by or for COMPANY after the date of the CORPORATE PARTNERSHIP agreement.  Results of said research and/or development must to be reported to THE PARTIES and must be performed at a total cost that does not exceed COMPANY’s direct costs.  Notwithstanding the foregoing, payments for research and/or development received from a CORPORATE PARTNER which are in excess of **** of the total consideration received by COMPANY from that CORPORATE PARTNER in any calendar year shall be included in the definition of CORPORATE PARTNER INCOME, unless otherwise approved at the time of execution of the relevant CORPORATE PARTNER agreement by THE PARTIES, such approval not to be unreasonably withheld.

CORPORATE PARTNER INCOME specifically excludes payments made by CORPORATE PARTNER as consideration for the issuance of equity or debt securities of the COMPANY at Fair-Market Value, as defined herein, (“Equity”); provided that, if a CORPORATE PARTNER pays more than Fair-Market Value for equity or debt securities, then the portion in excess of Fair-Market Value will be considered CORPORATE PARTNER INCOME.

1.4 “EXCLUSIVE PERIOD" shall mean the period of time set forth in Section 2.2.

1.5 “FAIR MARKET VALUE” shall mean the highest price per share of Common Stock that the COMPANY could obtain from a willing buyer (not a current employee or director) for shares of Common Stock sold by the COMPANY, from authorized but unissued shares, as determined in good faith by the Board of Directors of the COMPANY, unless COMPANY will become subject to a merger, acquisition or other consolidation pursuant to which the COMPANY is not the surviving party, in which case the current fair market value of share of Common Stock will be deemed to be the value received by the holders of the COMPANY’s Common Stock for each share of Common Stock pursuant to the COMPANY’s acquisition.

1.6 "FIELD" shall mean use or intended for use (i) in the diagnosis and/or prognosis of cancer, and/or (ii) for the medical management of cancer, including without limitation the determination (whether by selection or exclusion) of a particular intervention for the prevention and/or treatment of cancer, in humans, including without limitation the use of specific reagents, kits or diagnostic devices.

1.7 “IDENTIFIED PRODUCT” shall mean any product that, in whole or in part, is discovered, identified, selected or determined to have utility in whole or in part by the use of LICENSED PRODUCTS and/or LICENSED PROCESSES.  For example, IDENTIFIED PRODUCTS shall include, without limitation, a new or previously known product for which LICENSED PRODUCTS and/or LICENSED PROCESSES are used to identify criteria for either selecting or deselecting groups and/or individuals for a particular use of such product, thereby clinically increasing the efficacy and/or safety of the use of such product.  By way of further example, IDENTIFIED PRODUCT shall include a drug compound that, through the use of the LICENSED PRODUCT or LICENSED PROCESS, is specifically selected to treat a particular subset of individuals with the drug compound and/or to specifically exclude another subset of individuals from receiving the drug compound.

1.8  "LICENSED PRODUCT" shall mean any product that, in whole or in part:

(i)           absent the license granted hereunder, would infringe one or more claims of the PATENT RIGHTS; or

(ii)           is manufactured by using a LICENSED PROCESS or that, when used, practices a LICENSED PROCESS.

1.9  "LICENSED PROCESS" shall mean any process that, absent the license granted hereunder, would infringe one or more claims of the PATENT RIGHTS or which uses a LICENSED PRODUCT.

1.10  "NET SALES" shall mean the gross amount billed by COMPANY and its AFFILIATES and SUBLICENSEES and CORPORATE PARTNERS for LICENSED PRODUCTS and LICENSED PROCESSES and IDENTIFIED PRODUCTS, less the following:

(i) customary trade, quantity, cash discounts and rebates to the extent actually allowed and taken;

(ii) amounts repaid or credited by reason of rejection, recall or return;

(iii) to the extent separately stated on purchase orders, invoices, or other documents of sale, any taxes or other governmental charges levied on the production, sale, transportation, delivery, or use of a LICENSED PRODUCT or LICENSED PROCESS or IDENTIFIED PRODUCT which is paid by or on behalf of COMPANY ;

(iv) discounts or rebates or other payments required by law to be made under Medicaid, Medicare or other governmental special medical assistance programs, to the extent actually allowed and taken; and

(v) outbound transportation costs prepaid or allowed and costs of insurance in transit.

No deductions shall be made for commissions paid to individuals whether they be with independent sales agencies or regularly employed by COMPANY or its AFFILIATES or SUBLICENSEES or CORPORATE PARTNERS and on its payroll, or for cost of collections.  NET SALES shall occur on the date of billing for a LICENSED PRODUCT or LICENSED PROCESS or IDENTIFIED PRODUCT.  If a LICENSED PRODUCT or a LICENSED PROCESS or IDENTIFIED PRODUCT is distributed at a discounted price that is substantially  lower than the customary price charged by COMPANY or its AFFILIATES or SUBLICENSEES or CORPORATE PARTNERS, or distributed for non-cash consideration (whether or not at a discount), NET SALES shall be calculated based on the non-discounted amount of the LICENSED PRODUCT or LICENSED PROCESS or IDENTIFIED PRODUCT charged to an independent third party during the same REPORTING PERIOD or, in the absence of such sales, on the fair market value of the LICENSED PRODUCT  or LICENSED PROCESS or IDENTIFIED PRODUCT, except that NET SALES on such discounted consideration for LICENSED PRODUCT, LICENSED PROCESS or IDENTIFIED PRODUCT shall be calculated on the discounted value  for a **** period from the date of first commercial sale. Notwithstanding the foregoing, and so long as no consideration is received for such transfers or dispositions, NET SALES for transfers or dispositions of LICENSED PRODUCT or LICENSED PROCESS or IDENTIFIED PRODUCT: (i) in connection with patient assistance programs; (ii) for charitable or promotional purposes; (iii) for preclinical, clinical regulatory or governmental purposes or under so-called “named patient” or other limited access programs; or (iv) for use in any tests or studies reasonably necessary to comply with any law, regulation or request by a regulatory authority, shall not, in each case of (i) through (iv), be deemed included in the calculation of NET SALES

     Non-monetary consideration shall not be accepted by COMPANY, any AFFILIATE, any SUBLICENSEE, or any CORPORATE PARTNER for any LICENSED PRODUCTS or LICENSED PROCESSES or IDENTIFIED PRODUCTS without the prior written consent of THE PARTIES.  In the event that non-monetary consideration is received for LICENSED PRODUCTS or LICENSED PROCESSES or IDENTIFIED PRODUCT, NET SALES shall be calculated based on the fair market value of such non-monetary consideration (including all elements of such consideration), as determined by the parties in good faith .

1.11 “PATENT CHALLENGE” shall mean a challenge to the validity, patentability, enforceability and/or non-infringement of any of the PATENT RIGHTS (as defined below) or otherwise opposing any of the PATENT RIGHTS.

        1.12  "PATENT RIGHTS" shall mean:

(a)           the United States and international patents listed on Appendix A;

(b)           the United States and international patent applications and/or provisional applications listed on Appendix A and the resulting patents;

(c)           any patent applications resulting from the provisional applications listed on Appendix A, and any divisionals, continuations, continuation-in-part applications, and continued prosecution applications (and their relevant international equivalents) of the patent applications listed on Appendix A and of such patent applications that result from the provisional applications listed on Appendix A, to the extent the claims are directed to subject matter specifically described in the patent applications listed on Appendix A, and the resulting patents;

(d)           any patents resulting from reissues, reexaminations, or extensions (and their relevant international equivalents) of the patents described in (a), (b), and (c) above; and

(e)           international (non-United States) patent applications and provisional applications filed after the EFFECTIVE DATE and the relevant international equivalents to divisionals, continuations, continuation-in-part applications and continued prosecution applications of the patent applications to the extent the claims are directed to subject matter specifically described in the patents or patent applications referred to in (a), (b), (c), and (d) above, and the resulting patents.

1.13  "REPORTING PERIOD" shall begin on the first day of each calendar quarter and end on the last day of such calendar quarter.

1.14 “SUBLICENSEE” shall mean any non-AFFILIATE sublicensee of the license rights granted to COMPANY under Section 2.1.  For clarity, a sublicense shall mean (i) any right granted, license given or agreement entered into by COMPANY to or with another person or entity, under or with respect to or permitting any use of the PATENT RIGHTS, (ii) any option or other right granted by COMPANY to any other person or entity to negotiate for or receive any of the rights described under clause (i) above, or (iii)  any standstill or similar obligation undertaken by COMPANY toward another person or entity not to grant any of the rights described in clause (i) or (ii) to any third party, in each case regardless of whether such grant of rights, license given or agreement entered into is referred to or is described as a sublicense.

1.15  "SUBLICENSE INCOME" shall mean any payments that COMPANY or an AFFILIATE receives from a SUBLICENSEE in consideration of the sublicense of the rights granted COMPANY and AFFILIATES under Section 2.1, including without limitation license fees, milestone payments (other than payment received for achievement of the milestones described below for which COMPANY has a milestone payment obligation to THE PARTIES), license maintenance fees, and other payments, but specifically excluding royalties on NET SALES and amounts received for achievement of the milestones described below for which COMPANY has a milestone payment obligation to THE PARTIES

Consideration for any and all sublicenses of the PATENT RIGHTS, LICENSED PRODUCTS, LICENSED PROCESSES, OR IDENTIFIED PRODUCTS shall be on commercially reasonable terms and conditions.  In the event that non-monetary consideration is received for any sublicense of the PATENT RIGHTS, LICENSED PRODUCTS, LICENSED PROCESSES, OR IDENTIFIED PRODUCTS, SUBLICENSE INCOME shall be calculated based on the fair market value of such non-monetary consideration, including all elements of such consideration.

SUBLICENSE INCOME specifically excludes payments to COMPANY or AFFILIATE from a SUBLICENSEE for the purposes of funding (or reimbursing for work to be conducted in the future) the costs of bona fide research and development of LICENSED PRODUCTS, LICENSED PROCESSES, DISCOVERY PRODUCTS and/or THERAPEUTIC PRODUCTS and that are expressly intended only to fund or pay (i) the purchase or use of equipment, supplies, products or services, or (ii) the use of employees and/or consultants to achieve a research or development goal, or (iii) for funding clinical trials, as indicated by their inclusion as specific line items in a written agreement between COMPANY (or AFFILIATE) and the SUBLICENSEE.  Said payments must be actually used to pay for research and/or development by COMPANY relating directly to LICENSED PRODUCTS, LICENSED PROCESSES, DISCOVERY PRODUCTS and/or THERAPEUTIC PRODUCTS, which work is to be performed by or for COMPANY after the date of the sublicense agreement.  Results of said research and/or development must to be reported to THE PARTIES and must be performed at a total cost that does not exceed COMPANY’s direct costs.  Notwithstanding  the foregoing, payments for research and/or development received from a SUBLICENSEE which are in excess of **** of the total consideration received by COMPANY from that SUBLICENSEE in any calendar year shall be included in the definition of SUBLICENSE INCOME, unless otherwise approved at the time of execution of the relevant sublicense agreement by THE PARTIES, such approval not to be unreasonably withheld.

SUBLICENSE INCOME specifically excludes payments made by SUBLICENSEE as consideration for the issuance of equity or debt securities of the COMPANY at Fair-Market Value, as defined herein, (“Equity”); provided that, if a SUBLICENSEE pays more than Fair-Market Value for equity or debt securities, then the portion in excess of Fair-Market Value will be considered SUBLICENSE INCOME.

1.16  "TERM" shall mean the term of this Agreement, which shall commence on the EFFECTIVE DATE and shall remain in effect until the expiration or abandonment of all issued patents and filed patent applications within the PATENT RIGHTS, unless earlier terminated in accordance with the provisions of this Agreement.

1.17  "TERRITORY" shall mean worldwide.

2.  GRANT OF RIGHTS.

2.1  License Grants.  Subject to the terms of this Agreement, THE PARTIES hereby grant to COMPANY and its AFFILIATES for the TERM a royalty-bearing, exclusive license to their rights in the PATENT RIGHTS to develop, make, have made, use, sell, offer to sell, lease, and import LICENSED PRODUCTS in the FIELD in the TERRITORY and to develop and perform LICENSED PROCESSES solely to the extent necessary to develop LICENSED PRODUCTS and IDENTIFIED PRODUCTS in the FIELD in the TERRITORY, subject to any Retained Rights and Mandatory Sublicensing.

2.2   Exclusivity.  In order to establish an exclusive period for COMPANY, THE PARTIES agree that it shall not grant any other license under the PATENT RIGHTS to make, have made, use, sell, lease and import LICENSED PRODUCTS in the FIELD in the TERRITORY or to perform LICENSED PROCESSES in the FIELD in the TERRITORY during the period of time commencing on the EFFECTIVE DATE and shall extend to the end of the TERM, unless sooner terminated as provided in this Agreement, subject to Retained Rights and Mandatory Sublicensing, as described in Sections 2.6 and 2.4, respectively.

2.3  Sublicenses.  COMPANY shall have the right to grant sublicenses under its license grant as described in Section 2.1.  COMPANY shall incorporate terms and conditions into its sublicense agreements sufficient to enable COMPANY to comply with this Agreement.  The terms of any sublicense agreement shall not contradict the terms of this AGREEMENT and shall include (at least) the following provisions: prohibiting any use of THE PARTIES’s names, requiring indemnification of THE PARTIES, requiring appropriate insurance, and disclaiming any warranties or representations by THE PARTIES.  COMPANY shall also include provisions in all sublicenses to provide that in the event that SUBLICENSEE brings a PATENT CHALLENGE against any or all of THE PARTIES or assists another party in bringing a PATENT CHALLENGE against any or all of THE PARTIES (except as required under a court order or subpoena) then COMPANY may terminate the sublicense. COMPANY will not grant or amend any sublicense under PATENT RIGHTS unless it first submits a full and complete draft of any such proposed sublicense or amendment (as the case may be) to THE PARTIES and then receives their prior written consent, which consent will not be unreasonably withheld or delayed.   COMPANY shall promptly furnish THE PARTIES with fully signed photocopies of any sublicense agreement or amendment within thirty (30) days of execution thereof by COMPANY.

Upon termination of this Agreement for any reason, existing sublicenses of the PATENT RIGHTS, if not then in breach, shall remain in full force and effect, with the effect that THE PARTIES shall be substituted in place of the COMPANY in each SUBLICENSE. In no event shall THE PARTIES be liable to SUBLICENSEE for any actual or alleged breach of such sublicense by COMPANY, nor shall THE PARTIES be obligated to accept any provisions in the sublicense that conflicts with the rights granted by THE PARTIES to the COMPANY, nor shall THE PARTIES  be obligated to accept provisions that are inconsistent with any or all of THE PARTIES’s legal obligations under any other sublicense granted by COMPANY, or by applicable federal, state or local statute or regulations or that violate THE PARTIES policies.

2.4 Mandatory Sublicensing.

(a) The foregoing notwithstanding, beginning **** years from the EFFECTIVE DATE, if THE PARTIES  or COMPANY receives a bona fide request from a third party for a sublicense to the PATENT RIGHTS to develop, make, have made, use, sell, offer to sell, lease, and import a LICENSED PRODUCT or LICENSED PROCESS, which proposed product or process (“Proposed Product”) is not for the same diagnostic, prognostic or theranostic purpose (i.e. if COMPANY is developing or selling a product for detection of metastasis, such can’t be another product for detection of metastasis) and does not encompass a  LICENSED PRODUCT or LICENSED PROCESS then being sold or in bona fide development as evidenced by at least **** FTE working on it over the previous **** months, by COMPANY (or any AFFILIATE or SUBLICENSEE), then COMPANY shall enter into good faith negotiations toward granting at least a non-exclusive sublicense, limited to the proposed diagnostic or therapeutic purpose only, to such third party for such third party’s Proposed Product.  As an alternative to negotiating a sublicense to a third party, COMPANY (or one of its AFFILIATES or SUBLICENSEES) may submit to THE PARTIES within **** months after such third party’s request for a sublicense, a plan for prompt and diligent development of the Proposed Product, including a commitment to commercially reasonable development milestones.  If THE PARTIES approve this plan, such approval not to be unreasonably withheld, conditioned or delayed, no third-party sublicense shall be required for each such Proposed Product pursuant to this Section 2.4(a), and Section 2.4(b) below shall not apply.

(b) If COMPANY has not granted a sublicense to the third party under Section 2.4 (a) above, within **** months after receiving the request in writing, and if THE PARTIES, have not granted COMPANY a waiver of this requirement as provided for in 2.4 (a) above, THE PARTIES shall have the right to grant a license to the third party.  The **** month period during which COMPANY may grant a sublicense, prior to THE PARTIES assuming such right, shall be extended an additional **** months if, at the end of the initial **** month period, COMPANY assert to THE PARTIES that they are engaged in good faith negotiations toward the completion of a sublicense agreement and can provide written evidence to such good faith negotiations.  Additional extensions to the negotiation period shall be by mutual agreement of COMPANY and THE PARTIES.  Should THE PARTIES grant a license under this Section 2.4(b), the field of use licensed in such license agreement shall be excluded from the FIELD, and all of COMPANY’s rights in the excluded field of use shall terminate.

2.5  U.S. Manufacturing.  COMPANY agrees that any LICENSED PRODUCTS used or sold in the United States will be manufactured substantially in the United States as required under U.S. laws, provided that in the event that COMPANY believes in good faith that substantial manufacture of such product is not commercially feasible in the United States and makes a request to THE PARTIES in writing to assist in obtaining a waiver of such requirement from the United States Government,  then THE PARTIES shall, at the reasonable cost of COMPANY, assist in applying for such waiver.

2.6  Retained Rights.

(a)           Research and Educational Use.  THE PARTIES retain the right on behalf of themselves and all other non-profit research institutes to make, use and practice the PATENT RIGHTS for research, teaching, and educational purposes.  THE PARTIES shall also have the right to make available to not-for-profit scientific institutions and non-commercial researchers materials covered under the PATENT RIGHTS, solely for non-commercial scientific and research purposes.

(b)           Federal Government.  COMPANY acknowledges that the U.S. federal government retains a royalty-free, non-exclusive, non-transferable license to practice any government-funded invention claimed in any PATENT RIGHTS as set forth in 35 U.S.C. §§ 201-211, and the regulations promulgated thereunder, as amended, or any successor statutes or regulations.

2.7  No Additional Rights.  Nothing in this Agreement shall be construed to confer any rights upon COMPANY by implication, estoppel, or otherwise as to any technology or patent rights of THE PARTIES or any other entity other than the PATENT RIGHTS, regardless of whether such technology or patent rights shall be dominant or subordinate to any PATENT RIGHTS.

3.  COMPANY DILIGENCE OBLIGATIONS.

3.1  Diligence Requirements.  COMPANY shall use diligent efforts, or shall cause its AFFILIATES to use diligent efforts, to develop LICENSED PRODUCTS or LICENSED PROCESSES and to introduce LICENSED PRODUCTS or LICENSED PROCESSES into the commercial market; thereafter, COMPANY or its AFFILIATES shall make LICENSED PRODUCTS or LICENSED PROCESSES reasonably available to the public.  Specifically, COMPANY or AFFILIATE shall fulfill the following obligations:

(a)           Within **** months after the EFFECTIVE DATE, COMPANY shall furnish THE PARTIES with a written research and development plan describing the major tasks to be achieved in order to bring to market a LICENSED PRODUCT or a LICENSED PROCESS in the FIELD, specifying the number of staff and other resources to be devoted to such commercialization effort.

(b)           Within **** after the end of each calendar year, COMPANY shall furnish THE PARTIES with a written report (consistent with Section 5.1(a)) on the progress of its efforts during the immediately preceding calendar year to develop and commercialize LICENSED PRODUCTS or LICENSED PROCESSES in the FIELD.  The report shall also contain a discussion of intended efforts and sales projections for the year in which the report is submitted.

(c)           For each year following the EFFECTIVE DATE until a first commercial sale of a LICENSED PRODUCT in the FIELD, COMPANY or AFFILIATES or SUBLICENSEES shall expend at least the amounts set forth below on research toward the development of LICENSED PRODUCTS in each calendar year and ending with the first commercial sale of a LICENSED PRODUCT in the FIELD. Such amounts may be expended by COMPANY or AFFILIATES or SUBLICENSEES, or by research partners.

2013                                                                $****
2014                                                                $****
2015                                                                $****
2016                                                                $****
and every year thereafter until
the initiation of a clinical trial -                                                                $****

(d)           Within **** after the EFFECTIVE DATE, COMPANY (or an AFFILIATE or SUBLICENSEE) shall initiate studies using human patient-derived samples for the purposes of discovering a LICENSED PRODUCT or LICENSED PROCESS in the FIELD.

(e)           Within **** after the EFFECTIVE DATE, COMPANY (or an AFFILIATE) shall identify an IDENTIFIED PRODUCT to develop for use in conjunction with a LICENSED PRODUCT or LICENSED PROCESS.

(f)           Within **** of the EFFECTIVE DATE, COMPANY (or an AFFILIATE or SUBLICENSEE) shall initiate clinical studies in support of obtaining regulatory approval of a LICENSED PRODUCT or LICENSED PROCESS in the FIELD.

(g)           Within **** of the EFFECTIVE DATE, COMPANY (or an AFFILIATE or SUBLICENSEE) shall make a first commercial sale of a LICENSED PRODUCT or LICENSED PROCESS in the FIELD.

In the event that COMPANY (or an AFFILIATE or SUBLICENSEE) fails to fulfill any of its obligations under this Section 1, then THE PARTIES may treat such failure as a breach in accordance with Section 12.3(b).  Notwithstanding the foregoing, in the event that COMPANY anticipates a failure to meet an obligation set forth in this Section, COMPANY will promptly advise THE PARTIES in writing, and representatives of each party will meet to review the reasons for anticipated failure (taking into account delays beyond the reasonable control of the COMPANY, including action, inaction or delay by the FDA or any comparable regulatory agency and adverse developments with respect to the safety or efficacy of product candidates) and discuss in good faith a potential revision to the diligence schedule.  COMPANY and THE PARTIES will enter into a written amendment to the AGREEMENT with respect to any mutually agreed upon change(s) to the relevant obligation(s).

4.  ROYALTIES AND PAYMENT TERMS.

4.1  Consideration for Grant of Rights.

(a)           License Issue Fee and Patent Cost Reimbursement.  COMPANY shall deliver to THE PARTIES. a license issue fee of Fifteen Thousand Dollars ($15,000) on the EFFECTIVE DATE and shall pay actual unreimbursed patent expenses as described in Section 6.3.  These payments are nonrefundable.

(b)            License Maintenance Fees.  COMPANY shall pay to THE PARTIES the following license maintenance fees on the dates set forth below:

January 1, 2015                                                      $10,000
January 1, 2016                                                      $15,000
January 1, 2017                                                      $25,000
January 1, 2018                                                      $37,000
January 1, 2019                                                      $50,000
 and each January 1st  of
every year thereafter

This annual license maintenance fee is nonrefundable; however, the license maintenance fee may be credited to running royalties subsequently due on NET SALES earned during the same calendar year, if any.  License maintenance fees paid in excess of running royalties due in such calendar year shall not be creditable to amounts due for future years.

(c)            Running Royalties.
(i) COMPANY shall pay to THE PARTIES a running royalty of **** of NET SALES of LICENSED PRODUCTS and LICENSED PROCESSES in the FIELD by COMPANY, AFFILIATES and SUBLICENSEES.  Running royalties shall be payable for each REPORTING PERIOD and shall be due to THE PARTIES within sixty (60) days of the end of each REPORTING PERIOD.

(ii) COMPANY shall pay to THE PARTIES a running royalty of **** of NET SALES of IDENTIFIED PRODUCTS by COMPANY, AFFILIATES and SUBLICENSEES.  Running royalties shall be payable for each REPORTING PERIOD and shall be due to THE PARTIES within sixty (60) days of the end of each REPORTING PERIOD.  For purposes of clarity, if COMPANY receives NET SALES for LICENSED PRODUCTS or a LICENSED PROCESS and for IDENTIFIED PRODUCTS, COMPANY shall pay a running royalty on the NET SALES of IDENTIFIED PRODUCTS only.

Combination Products.  If a LICENSED PRODUCT is sold to any third party in combination with other products, devices, components or materials that are capable of being sold separately and are not subject to royalties hereunder (“OTHER PRODUCTS,” with the combination of products being referred to as “COMBINATION PRODUCTS” and the Other Product and Licensed Product in such Combination Product being referred to as the “COMPONENTS”), the NET SALES of such LICENSED PRODUCT included in such COMBINATION PRODUCT shall be calculated by multiplying the NET SALES of the COMBINATION PRODUCT by the fraction A/(A+B), where A is the average NET SALES price of such LICENSED PRODUCT in the relevant country, as sold separately, and B is the total average NET SALES price of all OTHER PRODUCTS in the COMBINATION PRODUCT in the relevant country, as sold separately.  If, in any country, any COMPONENT is not sold separately, NET SALES for royalty determination shall be determined by the formula [C / (C+D)], where C is the aggregate average fully absorbed cost of the Licensed Product components during the prior Royalty Period and D is the aggregate average fully absorbed cost of the other essential functional components during the prior Royalty Period, with such costs being determined in accordance with generally accepted accounting principles.

To the extent that any SUBLICENSE INCOME relates to a COMBINATION PRODUCT or is otherwise calculated based on the value of one or more licenses or intellectual property rights held by the COMPANY, an AFFILIATE or SUBLICENSEE, COMPANY shall determine in good faith and report to THE PARTIES the share of such payments reasonably attributable to COMPANY’s or such AFFILIATE’s sublicense of the rights granted hereunder, based upon their relative importance and proprietary protection, which portion shall be the SUBLICENSE INCOME.  THE PARTIES shall have the right to dispute such sharing determination in accordance with the dispute provisions of the AGREEMENT.

Royalty Stacking.  If COMPANY or an AFFILIATE or SUBLICENSEE is legally required to pay royalties to one or more third parties, in order to obtain a license or similar right necessary to practice the PATENT RIGHTS, and COMPANY, AFFILIATE or SUBLICENSEE actually pays said third party royalties, COMPANY may offset a total of **** of such third-party payments against any royalty payments that are due to THE PARTIES in the same REPORTING PERIOD; provided, however, that in no event shall the royalty payments under this section, when aggregated with any other offsets and credits allowed under the AGREEMENT, be reduced below **** of the running royalty for such a LICENSED PRODUCT in any REPORTING PERIOD; provided, further, that COMPANY also make best efforts to require such third parties to offset its royalties as a result of royalties payable to THE PARTIES for the Patent RIGHTS by at least the same amount as THE PARTIES has offset its royalties under this Section.  For purposes of clarity, third parties may include THE PARTIES.

(d)           Milestone Payments
(i)  LICENSED PRODUCTS AND LICENSED PROCESSES.

COMPANY shall pay to THE PARTIES the amounts below upon achievement by COMPANY or its AFFILIATES or its SUBLICENSEES or its CORPORATE PARTNERS of certain milestone events as set forth in the table below for each LICENSED PRODUCT or LICENSED PROCESS that is in the FIELD.  For purposes of clarity, these milestones are for development of LICENSED PRODUCTS or LICENSED PROCESSES that are NOT used in conjunction with an IDENTIFIED PRODUCT.

Milestone – for clarity, “Indications” would be a diagnostic test for metastasis for breast cancers (Indication 1), prostate cancer (Indication 2), etc.	Column A First Indication for each LICENSED PRODUCT or LICENSED PROCESS in the FIELD to reach each milestone	Column B Each Additional Indication for each LICENSED PRODUCT or LICENSED PROCESS in the FIELD to reach each milestone
Filing of IDE (or equivalent)	$****	$****
First IDE (or equivalent) approval	$****	$****
Approval of a LICENSED PRODUCT or LICENSED PROCESS	$****	$****
First commercial sale of an approved LICENSED PRODUCT or LICENSED PROCESS in the DIAGNOSTIC FIELD	$****	$****
Achievement of cumulative worldwide NET SALES of $**** of LICENSED PRODUCT or LICENSED PROCESS	$****	$****
Annual worldwide NET SALES of LICENSED PRODUCT or LICENSED PROCESS equal to or greater than $**** (payable each year for **** years from the date of first commercial sale)	$****	$****

For the convenience of the parties, in recognition of the value of the PATENT RIGHTS, and in the time it takes to bring LICENSED PRODUCTS and LICENSED PROCESSES to market, COMPANY agrees that COMPANY’s obligation to pay the milestone payments in Column A and Column B shall survive expiration or abandonment of all issued patents and filed patent applications within the PATENT RIGHTS as specified in Section 12.6(a); however, these payments shall only be due for **** after first commercial sale of the second LICENSED PRODUCT or LICENSED PROCESS  For the purposes of clarity, the milestone payments due under “the Achievement of cumulative worldwide NET SALES of $****” and the “Annual worldwide NET SALES of THERAPEUTIC PRODUCT equal to or greater than $****” described above shall be creditable against Running Royalties.

If the first indication for a given LICENSED PRODUCT or LICENSED PROCESS does not reach all of the milestones in this section, then the other indications for that given LICENSED PRODUCT or LICENSED PROCESS will pay those milestone payments not paid in respect of any such LICENSED PRODUCT or LICENSED PROCESS until all of the milestones in Column A for both milestone groups have been paid one time at the rates set forth above.

(ii) IDENTIFIED PRODUCTS.  COMPANY shall pay to THE PARTIES the amounts below upon achievement by COMPANY or its AFFILIATES or its SUBLICENSEES of certain milestone events as set forth in the table below for each IDENTIFIED PRODUCT.

Milestone	Column A First Indication for IDENTIFIED PRODUCT	Column B Second Indication for IDENTIFIED PRODUCT
Initiation of a clinical trial using the LICENSED PRODUCT in combination with an IDENTIFIED PRODUCT	$****	$****
Regulatory approval (NDA/PMA/410(k) or equivalent) of a LICENSED PRODUCT and IDENTIFIED PRODUCT to be used in combination for determining efficacy of IDENTIFIED PRODUCT	$****	$****
First commercial sale of an IDENTIFIED PRODUCT for approved use with a LICENSED PRODUCT	$****	$****
Achievement of cumulative worldwide NET SALES of IDENTIFIED PRODUCT of ****	$****	$****
Annual worldwide NET SALES of IDENTIFIED PRODUCT equal to or greater than $50,000,000 (payable each year for 10 years from the date of first commercial sale)	$****	$****

For the convenience of the parties, in recognition of the value of the PATENT RIGHTS, and in the time it takes to bring an IDENTIFIED PRODUCT to market, COMPANY agrees that COMPANY’s obligation to pay the milestone payments in Column A and Column B shall survive expiration or abandonment of all issued patents and filed patent applications within the PATENT RIGHTS as specified in Section 12.6(a);  however, these payments shall only be due for **** after first commercial sale of the second IDENTIFIED PRODUCT.

             (iii) If the first indication for a given LICENSED PRODUCT or LICENSED PROCESS or IDENTIFIED PRODUCT with associated LICENSED PRODUCT does not reach all of the milestones in this section, then the other indications for that given LICENSED PRODUCT or LICENSED PROCESS or IDENTIFIED PRODUCT with associated LICENSED PRODUCT will pay those milestone payments not paid in respect of any such LICENSED PRODUCT or LICENSED PROCESS or IDENTIFIED PRODUCT associated with LICENSED PRODUCT until all of the milestones in Column A for both milestone groups have been paid one time at the rates set forth above.

COMPANY shall notify THE PARTIES within Thirty (30) days of the achievement of any of the above milestones by COMPANY or any of its AFFILIATES or SUBLICENSEES or its CORPORATE PARTNERS.  COMPANY shall make such non-refundable, non-creditable milestone payments within sixty (60) days after achievement of each of the milestones.

(e)           CORPORATE PARTNER INCOME

(i)           Sharing.  COMPANY shall pay THE PARTIES a total of **** of all CORPORATE PARTNER INCOME received by COMPANY or AFFILIATES or SUBLICENSEES, including, without limitation, royalty payments, profit sharing and other revenue sharing based on sales of LICENSED PRODUCTS or IDENTIFIED PRODUCTS or use of LICENSED PROCESS.  Such amount shall be payable for each REPORTING PERIOD and shall be due to THE PARTIES within sixty (60) days of the end of each REPORTING PERIOD.

(ii)           Commercially Reasonable Consideration.  In the event that COMPANY receives non-monetary consideration for any corporate partnership of the PATENT RIGHTS, LICENSED PRODUCTS, LICENSED PROCESSES OR IDENTIFIED PRODUCTS, CORPORATE PARTNER INCOME shall be calculated based on the fair market value of such non-monetary consideration (including all elements of such consideration), as determined by the parties in good faith.

(f)            Sharing of SUBLICENSE INCOME.  COMPANY shall pay THE PARTIES a total of **** of all SUBLICENSE INCOME received by COMPANY or AFFILIATES, excluding running royalties on NET SALES of SUBLICENSEES.  Such amount shall be payable for each REPORTING PERIOD and shall be due to THE PARTIES within sixty (60) days of the end of each REPORTING PERIOD.

(g)           Consequences of a PATENT CHALLENGE.  In the event that (i) COMPANY or any of its AFFILIATES brings a PATENT CHALLENGE against THE PARTIES, or (ii) COMPANY or any of its AFFILIATES assists another party in bringing a PATENT CHALLENGE against THE PARTIES (except as required under a court order or subpoena), and (iii) THE PARTIES do not choose to exercise their rights to terminate this Agreement pursuant to Section 12.4, then the running royalties due hereunder shall be doubled during the period of any PATENT CHALLENGE.  In the event that such a PATENT CHALLENGE is successful, COMPANY will have no right to recoup any royalties paid during the period of challenge.  In the event that a PATENT CHALLENGE is unsuccessful, COMPANY shall reimburse THE PARTIES for all reasonable legal fees and expenses incurred in its defense against the PATENT CHALLENGE.

(h)           No Multiple Royalties.  If the manufacture, use, lease, or sale of any LICENSED PRODUCT or the performance of any LICENSED PROCESS is covered by more than one of the PATENT RIGHTS, multiple royalties shall not be due.

4.2  Payments.

(a)            Method of Payment.  All payments under this Agreement should be made payable to "Massachusetts Institute of Technology" and sent to the address identified in Section 14.1.  Each payment should reference this Agreement and identify the obligation under this Agreement that the payment satisfies.

(b)           Payments in U.S. Dollars.  All payments due under this Agreement shall be drawn on a United States bank and shall be payable in United States dollars.  Conversion of foreign currency to U.S. dollars shall be made at the conversion rate existing in the United States (as reported by the Federal Reserve Bank of St. Louis) on the last working day of the calendar quarter of the applicable REPORTING PERIOD.  Such payments shall be without deduction of exchange, collection, or other charges, and, specifically, without deduction of withholding or similar taxes or other government imposed fees or taxes, except as permitted in the definition of NET SALES.

(c)           Late Payments.  Any payments by COMPANY that are not paid on or before the date such payments are due under this Agreement shall bear interest, to the extent permitted by law, at **** percentage points above the Prime Rate of interest as reported by the Federal Reserve Bank of St. Louis on the last business day of the calendar quarterly reporting period to which such royalty payments relate.

5.  REPORTS AND RECORDS.

5.1  Frequency of Reports.

(a)           Before First Commercial Sale.  Prior to the first commercial sale of any LICENSED PRODUCT or first commercial performance of any LICENSED PROCESS, COMPANY shall deliver reports to THE PARTIES annually, within sixty (60) days of the end of each calendar year, containing information concerning the immediately preceding calendar year, as further described in Section 5.2.

(b)           Upon First Commercial Sale of a LICENSED PRODUCT or Commercial Performance of a LICENSED PROCESS.  COMPANY shall report to THE PARTIES the date of first commercial sale of a LICENSED PRODUCT and the date of first commercial performance of a LICENSED PROCESS within sixty (60) days of occurrence in each country.

(c)           After First Commercial Sale.  After the first commercial sale of a LICENSED PRODUCT or first commercial performance of a LICENSED PROCESS, COMPANY shall deliver reports to THE PARTIES within sixty (60) days of the end of each REPORTING PERIOD, containing information concerning the immediately preceding REPORTING PERIOD, as further described in Section 5.2.

5.2  Content of Reports and Payments.  Each report delivered by COMPANY to THE PARTIES shall contain at least the following information for the immediately preceding REPORTING PERIOD:

(i) the number of LICENSED PRODUCTS sold, leased or distributed by COMPANY, its AFFILIATES and SUBLICENSEES to independent third parties in each country, and, if applicable, the number of LICENSED PRODUCTS used by COMPANY, its AFFILIATES and SUBLICENSEES in the provision of services in each country;

(ii) a description of LICENSED PROCESSES performed by COMPANY, its AFFILIATES and SUBLICENSEES in each country as may be pertinent to a royalty accounting hereunder;

(iii) the gross price charged by COMPANY, its AFFILIATES and SUBLICENSEES for each LICENSED PRODUCT and, if applicable, the gross price charged for each LICENSED PRODUCT used to provide services in each country; and the gross price charged for each LICENSED PROCESS performed by COMPANY, its AFFILIATES and SUBLICENSEES in each country;

(iv) calculation of NET SALES for the applicable REPORTING PERIOD in each country, including a listing of applicable deductions;

(v) total royalty payable on NET SALES in U.S. dollars, together with the exchange rates used for conversion;

(vi) the amount of SUBLICENSE INCOME received by COMPANY from each SUBLICENSEE and the amount due to THE PARTIES from such SUBLICENSE INCOME, including an itemized breakdown of the sources of income comprising the SUBLICENSE INCOME; and

(vii) the number of sublicenses entered into for the PATENT RIGHTS, LICENSED PRODUCTS and/or LICENSED PROCESSES.

If no amounts are due to THE PARTIES for any REPORTING PERIOD, the report shall so state.

5.3  Financial Statements.  On or before the ninetieth (90th) day following the close of COMPANY's fiscal year, COMPANY shall provide THE PARTIES with COMPANY's financial statements for the preceding fiscal year including, at a minimum, a balance sheet and an income statement, certified by COMPANY's treasurer or chief financial officer or by an independent auditor.

5.4  Records.  COMPANY shall maintain, and shall cause its AFFILIATES and SUBLICENSEES to maintain, complete and accurate records relating to the rights and obligations under this Agreement and any amounts payable to THE PARTIES in relation to this Agreement, which records shall contain sufficient information to permit THE PARTIES to confirm the accuracy of any reports delivered to THE PARTIES and compliance in other respects with this Agreement.  The relevant party shall retain such records for at least five (5) years following the end of the calendar year to which they pertain, during which time THE PARTIES, or THE PARTIES’s appointed agents, so long as such agents are reasonably acceptable to such party, shall have the right, at THE PARTIES's expense, to inspect once during any consecutive twelve month period such records during normal business hours to verify any reports and payments made or compliance in other respects under this Agreement.  In the event that any audit performed under this Section reveals an underpayment in excess of the higher of (a) **** or (b) ****, COMPANY shall bear the full cost of such audit and shall remit any amounts due to THE PARTIES within thirty (30) days of receiving notice thereof from THE PARTIES

6.  PATENT PROSECUTION.

6.1  Responsibility for PATENT RIGHTS.  M.I.T. shall prepare, file, prosecute, and maintain all of the PATENT RIGHTS.  COMPANY shall have reasonable opportunities to advise M.I.T. and shall cooperate with M.I.T. in such filing, prosecution and maintenance.

6.2  International (non-United States) Filings.  Appendix B is a list of countries in which patent applications corresponding to the United States patent applications listed in Appendix A shall be filed, prosecuted, and maintained.  Appendix B may be amended by mutual agreement of COMPANY and THE PARTIES.

6.3  Payment of Expenses.  Payment of all reasonable fees and costs, including attorneys’ fees, relating to the filing, prosecution and maintenance of the PATENT RIGHTS shall be the responsibility of COMPANY and any other licensees of the PATENT RIGHTS as they exist from time to time.  COMPANY shall be responsible all such patent related costs, whether such amounts were incurred before or after the EFFECTIVE DATE as provided below.

(a)           Ongoing patent costs: As of the EFFECTIVE DATE, COMPANY shall reimburse all amounts due pursuant to this Section within thirty (30) days of invoicing; late payments shall accrue interest pursuant to Section 4.2(c).  In all instances, M.I.T. shall pay the fees prescribed for large entities to the United States Patent and Trademark Office.

(b)           Back patent costs: As of the Effective Date, 2013, M.I.T. has incurred approximately $**** in unreimbursed patent-related fees and costs.  COMPANY shall reimburse up to the estimated amount provided above back patent costs within thirty (30) days of invoicing; late payments shall accrue interest pursuant to Section 4.2(c).  In all instances, M.I.T. shall pay the fees prescribed for large entities to the United States Patent and Trademark Office.

7.  INFRINGEMENT.

7.1  Notification of Infringement.  Each party agrees to provide written notice to the other party promptly after becoming aware of any infringement of the PATENT RIGHTS in the FIELD.

7.2  Right to Prosecute Infringements.

(a)           COMPANY Right to Prosecute.  So long as COMPANY remains the exclusive licensee of the PATENT RIGHTS in the FIELD in the TERRITORY, COMPANY, to the extent permitted by law, shall have the right, under its own control and at its own expense, to prosecute any third party infringement of the PATENT RIGHTS in the FIELD in the TERRITORY, subject to Sections 7.4.  If required by law, THE PARTIES shall permit any action under this Section to be brought in their names, including being joined as party-plaintiffs, provided that COMPANY shall hold THE PARTIES harmless from, and indemnify THE PARTIES against, any costs, expenses, or liability that THE PARTIES incur in connection with such action.

Prior to commencing any such action, COMPANY shall consult with THE PARTIES and shall consider the views of THE PARTIES regarding the advisability of the proposed action and its effect on the public interest.  COMPANY shall not enter into any settlement, consent judgment, or other voluntary final disposition of any infringement action under this Section without the prior written consent of THE PARTIES, such consent not to be unreasonably withheld, conditioned or delayed.

(b)           THE PARTIES Right to Prosecute.  In the event that COMPANY is unsuccessful in persuading the alleged infringer to desist or fails to have initiated an infringement action within a reasonable time after COMPANY first becomes aware of the basis for such action, THE PARTIES shall have the right, at their sole discretion, to prosecute such infringement under their sole control .

7.3  Declaratory Judgment Actions.  In the event that a PATENT CHALLENGE is brought against THE PARTIES or COMPANY by a third party, THE PARTIES, at their option, shall have the right within twenty (20) days after commencement of such action to take over the sole defense of the action at its own expense.  If THE PARTIES do not exercise this right, COMPANY may take over the sole defense of the action at COMPANY's sole expense, subject to Sections 7.4.

7.4  Recovery.  Any recovery obtained in an action brought by COMPANY under Sections 7.2 or 7.3 shall be distributed **** to COMPANY and **** to THE PARTIES after COMPANY and THE PARTIES deduct from any recovery their actual counsel fees and out-of-pocket expenses relative to any such action. If COMPANY decides not to initiate an action, then any recovery obtained in an action brought by THE PARTIES under Section 7.2 or 7.3 shall be divided **** to THE PARTIES and **** to the COMPANY after THE PARTIES and COMPANY deduct from any recovery their actual counsel fees and out-of-pocket expenses relative to any such action.   .

7.5  Cooperation.  Each party agrees to cooperate in any action under this Article which is controlled by the other party, provided that the controlling party reimburses the cooperating party promptly for any costs and expenses incurred by the cooperating party in connection with providing such assistance.

8.  INDEMNIFICATION AND INSURANCE.

8.1  Indemnification.

(a)           Indemnity.  COMPANY shall indemnify, defend, and hold harmless THE PARTIES and their trustees, officers, faculty, students, employees, and agents and their respective successors, heirs and assigns (the "Indemnitees"), against any liability, damage, loss, or expense (including reasonable attorneys’ fees and expenses) incurred by or imposed upon any of the Indemnitees in connection with any claims, suits, investigations, actions, demands or judgments arising out of or related to the research, development, marketing, manufacture, sale and/or provision of LICENSED PRODUCTS and/or LICENSED PROCESSES and/or IDENTIFIED PRODUCTS by COMPANY, AFFILIATES and SUBLICENSEES, and/or the licenses granted under this Agreement, or otherwise related to the conduct of COMPANY’s, AFFILIATES’ or SUBLICENSEES’ business, and/or the exercise of any rights granted to COMPANY under this Agreement, and/or any breach of this Agreement by COMPANY so long as such claims, suits, investigations, actions, demands or judgments are not solely attributable to grossly negligent or intentionally wrongful acts or omissions by one or more of the PARTIES’ Indemnitees, in which case the indemnification will not apply to that PARTIES’ Indemnitees.

(b)           Procedures.  The Indemnitees agree to provide COMPANY with prompt written notice of any claim, suit, action, demand, or judgment for which indemnification is sought under this Agreement.  COMPANY agrees, at its own expense, to provide attorneys reasonably acceptable to THE PARTIES to defend against any such claim.  The Indemnitees shall cooperate fully with COMPANY in such defense and will permit COMPANY to conduct and control such defense and the disposition of such claim, suit, or action (including all decisions relative to litigation, appeal, and settlement); provided, however, that any Indemnitee shall have the right to retain its own counsel, at the expense of COMPANY, if representation of such Indemnitee by the counsel retained by COMPANY would be inappropriate because of actual or potential differences in the interests of such Indemnitee and any other party represented by such counsel.  COMPANY agrees to keep THE PARTIES informed of the progress in the defense and disposition of such claim and to consult with THE PARTIES with regard to any proposed settlement.

8.2  Insurance.  COMPANY shall obtain and carry in full force and effect commercial general liability insurance, including products/completed operations coverage and errors and omissions liability insurance which shall protect COMPANY and Indemnitees with respect to events covered by Section 8.1(a) above.  Such insurance (i) shall be issued by an insurer licensed to practice in the Commonwealth of Massachusetts or an insurer pre-approved by THE PARTIES, such approval not to be unreasonably withheld, (ii) shall list THE PARTIES as an additional insured thereunder, for the commercial general liability policy only, and (iii) shall require thirty (30) days written notice to be given to THE PARTIES prior to any cancellation or material change thereof.  The limits of the commercial general liability insurance shall not be less than **** per occurrence with an aggregate of **** for bodily injury including death, property damage, and products/completed operations coverage. The limits of the errors and omissions liability insurance shall not be less than **** per claim and in the aggregate. COMPANY shall provide THE PARTIES with Certificates of Insurance evidencing ongoing compliance with this Section.  COMPANY shall continue to maintain such insurance after the expiration or termination of this Agreement during any period in which COMPANY or any AFFILIATE or SUBLICENSEE continues (i) to make, use, or sell a product that was a LICENSED PRODUCT under this Agreement or (ii) to perform a service that was a LICENSED PROCESS under this Agreement, and thereafter for a period of ****, if the coverage is under a claims-made policy.

9.  REPRESENTATIONS AND WARRANTIES.

9.1  THE PARTIES, each individually and jointly, and COMPANY, represents and warrants to the other party that, to the best of their knowledge, as of the Effective Date:
(a) it is duly organized and validly existing under the laws of the jurisdiction of its incorporation or organization;
(b) such party has all right, power and authority to enter into this Agreement;
(b) when executed by the PARTIES and COMPANY, this Agreement will constitute a valid and legally binding obligation and shall be enforceable in accordance with its terms; and
(c) there are no existing or threatened actions, suits or claims pending or threatened against the PARTIES or COMPANY that may affect the performance of their obligations under the Agreement.

9.2  EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS AGREEMENT, THE PARTIES MAKE NO REPRESENTATIONS OR WARRANTIES OF ANY KIND, INCLUDING, WITHOUT LIMITATION, CONCERNING THE PATENT RIGHTS, AND HEREBY DISCLAIMS ALL REPRESENTATIONS AND WARRANTIES, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NONINFRINGEMENT OF INTELLECTUAL PROPERTY RIGHTS OF THE PARTIES OR THIRD PARTIES, VALIDITY, ENFORCEABILITY AND SCOPE OF PATENT RIGHTS, WHETHER ISSUED OR PENDING, AND THE ABSENCE OF LATENT OR OTHER DEFECTS, WHETHER OR NOT DISCOVERABLE.

IN NO EVENT SHALL THE PARTIES, THEIR TRUSTEES, DIRECTORS, OFFICERS, EMPLOYEES AND AFFILIATES BE LIABLE FOR INCIDENTAL OR CONSEQUENTIAL DAMAGES OF ANY KIND, INCLUDING ECONOMIC DAMAGES OR INJURY TO PROPERTY AND LOST PROFITS, REGARDLESS OF WHETHER THE PARTIES SHALL BE ADVISED, SHALL HAVE OTHER REASON TO KNOW, OR IN FACT SHALL KNOW OF THE POSSIBILITY OF THE FOREGOING.

10.  ASSIGNMENT.

This Agreement is personal to COMPANY and no rights or obligations may be assigned by COMPANY without the prior written consent of THE PARTIES, such consent not be unreasonably withheld, conditioned or delayed.  Any assignment not permitted herein shall be void.  Notwithstanding the foregoing, COMPANY may assign and delegate all its rights and obligations under this Agreement to the entity to which COMPANY sells or transfers all of its assets or with which it merges or consolidates, provided that, upon such assignment, merger, or purchase, (i) COMPANY shall deliver written notice to THE PARTIES at least fifteen (15) business days prior to any such proposed assignment, such notice to include the acquiring party’s contact information as well as a description of all of the material terms and conditions of the agreement, in substantially final form, between COMPANY and the acquiring party, (ii) that this Agreement will immediately terminate if the assignee has not agreed in writing prior to such assignment to be bound by all of the terms and conditions of this Agreement, and (iii) COMPANY (or any AFFILIATES) is not in default of any material obligation under the Agreement (including without limitation payment of any amounts due under the Agreement) at the time of such assignment.

11.  GENERAL COMPLIANCE WITH LAWS

11.1  Compliance with Laws.  COMPANY shall use reasonable commercial efforts to comply with all commercially material local, state, federal, and international laws and regulations relating to the development, manufacture, use, and sale of LICENSED PRODUCTS and LICENSED PROCESSES.

11.2  Export Control.  COMPANY and its AFFILIATES and SUBLICENSEES shall comply with all United States laws and regulations controlling the export of certain commodities and technical data, including without limitation all Export Administration Regulations of the United States Department of Commerce.  Among other things, these laws and regulations prohibit or require a license for the export of certain types of commodities and technical data to specified countries.  COMPANY hereby gives written assurance that it will comply with, and will cause its AFFILIATES and SUBLICENSEES to comply with, all United States export control laws and regulations, that it bears sole responsibility for any violation of such laws and regulations by itself or its AFFILIATES or SUBLICENSEES, and that it will indemnify, defend, and hold THE PARTIES harmless (in accordance with Section 8.1) for the consequences of any such violation.

11.3  Non-Use of THE PARTIES’ Name. COMPANY and its AFFILIATES and SUBLICENSEES shall not use the name of "Massachusetts Institute of Technology," "Lincoln Laboratory," “Albert Einstein College of Medicine of Yeshiva University,”  “Montefiore Medical Center,” or any variation, adaptation, or abbreviation thereof, or of any of its trustees, officers, faculty, students, employees, or agents, or any trademark owned by THE PARTIES, or any terms of this Agreement in any promotional material or other public announcement or disclosure without the prior written consent of THE PARTIES, which consent THE PARTIES may withhold in their sole discretion.  The foregoing notwithstanding, without the consent of THE PARTIES, COMPANY may during the term of this Agreement state that COMPANY has a license from THE PARTIES under one or more of the patents and/or patent applications comprising the PATENT RIGHTS.  Such statements may not be used in marketing, promotion, or advertising.

11.4  Marking of LICENSED PRODUCTS.  To the extent commercially feasible and consistent with prevailing business practices, COMPANY shall mark, and shall cause its AFFILIATES and SUBLICENSEES to mark, all LICENSED PRODUCTS that are manufactured or sold under this Agreement with the number of each issued patent under the PATENT RIGHTS that applies to such LICENSED PRODUCT.

12.  TERMINATION.

12.1  Voluntary Termination by COMPANY.  COMPANY shall have the right to terminate this Agreement, for any reason, (i) upon at least six **** prior written notice to THE PARTIES, such notice to state the date at least six **** in the future upon which termination is to be effective, and (ii) upon payment of all amounts due to THE PARTIES through such termination effective date.

12.2  Cessation of Business.  If COMPANY ceases to carry on its business related to this Agreement, THE PARTIES shall have the right to terminate this Agreement immediately upon written notice to COMPANY.

12.3  Termination for Default.

(a)           Nonpayment.  In the event COMPANY fails to pay any amounts due and payable to THE PARTIES hereunder, and fails to make such payments within thirty (30) days after receiving written notice of such failure, THE PARTIES may terminate this Agreement immediately upon written notice to COMPANY.

(b)           Breach.  In the event COMPANY commits a breach of its obligations under this Agreement, except for breach as described in Section 12.3(a), and fails to cure that breach within sixty (60) days after receiving written notice thereof, THE PARTIES may terminate this Agreement immediately upon written notice to COMPANY.

12.4   Termination as a Consequence of PATENT CHALLENGE.

(a)           By COMPANY.  If COMPANY or any of its AFFILATES brings a PATENT CHALLENGE against THE PARTIES, or assists others in bringing a PATENT CHALLENGE against THE PARTIES (except as required under a court order or subpoena), then THE PARTIES may immediately terminate this Agreement.

(b)           By SUBLICENSEE.  If a SUBLICENSEE brings a PATENT CHALLENGE or assists another party in bringing a PATENT CHALLENGE (except as required under a court order or subpoena), then THE PARTIES may send a written demand to COMPANY to terminate such sublicense.  If COMPANY fails to so terminate such sublicense within thirty (30) days after THE PARTIES’s demand, THE PARTIES may immediately terminate this Agreement.

12.5  Disputes regarding Termination. If COMPANY disputes any termination by THE PARTIES under this Section, it must notify THE PARTIES of the nature of such dispute and the proposed manner in which to resolve the dispute within (10) days of receipt of notification of breach or notification of termination by THE PARTIES, whichever is sooner. If the parties do not resolve such dispute within ten (10) days of such notification, then COMPANY shall be required to initiate the dispute resolution procedures outlined in Section 13.3(a) promptly.  If it does not do so, COMPANY shall be considered to have waived its rights to dispute the termination.

12.6  Effect of Termination

(a)           Survival.  The following provisions shall survive the expiration or termination of this Agreement:
▪	Article 1 (“Definitions”);
▪	Article 8 (“Indemnification and Insurance”);
▪	Article 9 (“No Representations or Warranties”);
▪	Article 13 (“Dispute Resolution”);
▪	Article 14 (“Miscellaneous”);
▪	Section 5.2 (“Content of Reports and Payments”);
▪	Section 5.4 (“Records”);
▪	Section 11.1 (“Compliance With Laws”);
▪	Section 11.2 (“Export Control”);
▪	Section 12.5 (“Disputes Regarding Termination”); and
▪	Section 12.6 (“Effect of Termination”).

(b)           Pre-termination Obligations.  In no event shall termination of this Agreement release COMPANY, AFFILIATES, or SUBLICENSEES from the obligation to pay any amounts that became due on or before the effective date of termination.

13.  DISPUTE RESOLUTION.

13.1 Mandatory Procedures.  All parties agree that any dispute arising out of or relating to this Agreement shall be resolved solely by means of the procedures set forth in this Article, and that such procedures constitute legally binding obligations that are an essential provision of this Agreement.  If any party fails to observe the procedures of this Article, as may be modified by their written agreement, any other party may bring an action for specific performance of these procedures in any court of competent jurisdiction.

13.2  Equitable Remedies.  Although the procedures specified in this Article are the sole and exclusive procedures for the resolution of disputes arising out of or relating to this Agreement, any party may seek a preliminary injunction or other provisional equitable relief if, in its reasonable judgment, such action is necessary to avoid irreparable harm to itself or to preserve its rights under this Agreement.

13.3  Dispute Resolution Procedures.

(a)           Mediation.  In the event of any dispute arising out of or relating to this Agreement, either party may initiate mediation upon written notice to the other party ("Notice Date") pursuant to Section 14.1, whereupon both parties shall be obligated to engage in a mediation proceeding.  The mediation shall commence within forty-five (45) days of the Notice Date. The mediation shall be conducted by a single mediator in Boston, Massachusetts.  The party requesting mediation shall designate two (2) or more nominees for mediator in its notice.  The other parties may accept one of the nominees or may designate their own nominees by notice addressed to the American Arbitration Association (AAA) and copied to the requesting party.  If within, fifteen (15) days following the request for mediation, the parties have not selected a mutually acceptable mediator, a mediator shall be appointed by the AAA according to the Commercial Mediation Rules.  The mediator shall attempt to facilitate a negotiated settlement of the dispute, but shall have no authority to impose any settlement terms on the parties. The expenses of the mediation shall be borne equally by all of the parties, but each party shall be responsible for its own counsel fees and expenses.

(b)           Trial Without Jury.  If the dispute is not resolved by mediation within forty-five (45) days after commencement of mediation, each party shall have the right to pursue any other remedies legally available to resolve the dispute, provided, however, that the parties expressly waive any right to a jury trial in any legal proceeding under this Article.

13.4  Performance to Continue.  Each party shall continue to perform its undisputed obligations under this Agreement pending final resolution of any dispute arising out of or relating to this Agreement; provided, however, that a party may suspend performance of its undisputed obligations during any period in which the other party fails or refuses to perform its undisputed obligations.  Nothing in this Article is intended to relieve COMPANY from its obligation to make undisputed payments pursuant to Articles 4 and 6 of this Agreement.

13.5  Statute of Limitations.  The parties agree that all applicable statutes of limitation and time-based defenses (including, but not limited to, estoppel and laches) shall be tolled while the procedures set forth in Sections 13.3(a) are pending.  The parties shall cooperate in taking any actions necessary to achieve this result.

13.6  Limitation on Damages.  COMPANY’S DAMAGES FOR ANY BREACH OF THIS AGREEMENT BY THE PARTIES WILL BE LIMITED TO A REDUCTION OR SUSPENSION OF THE PAYMENT OBLIGATIONS OF COMPANY HEREUNDER

14.  MISCELLANEOUS.

14.1  Notice.  Any notices required or permitted under this Agreement shall be in writing, shall specifically refer to this Agreement, and shall be sent by hand, recognized national overnight courier, confirmed facsimile transmission, confirmed electronic mail, or registered or certified mail, postage prepaid, return receipt requested, to the following addresses or facsimile numbers of the parties:

      If to M.I.T.:                                                           Massachusetts Institute of Technology
Technology Licensing Office, Room NE18-501
One Cambridge Center, Kendall Square
Cambridge, MA 02142-1601
Attention: Director
Tel:           617-253-6966
Fax:           617-258-6790

If to EINSTEIN:	Albert Einstein College of Medicine of Yeshiva University
1300 Morris Park Avenue
Bronx, New York 10461
Attention:  Office of Biotechnology
John.Harb@einstein.yu.edu

     If to MONTEFIORE:                                                       Montefiore Medical Center
111 East 210th Street
Bronx, New York 10467
Attention: Office of General Counsel

If to COMPANY:                                                          MetaStat BioMedical, Inc.
8 Hillside Avenue, Suite 207
Montclair, NJ  07042
Attention:  Warren Lau, President
Tel:           (832) 758-7488
Fax:

If, to COMPANY, notices regarding financial matters, including invoices:

Contact Name: Warren Lau, President
Address: _8 Hillside Avenue, Suite 207_
Tel: (832) 758-7488_
Fax: ________________________
Email: warren@metastat.com

All notices under this Agreement shall be deemed effective upon receipt.  A party may change its contact information immediately upon written notice to the other parties in the manner provided in this Section.

14.2  Governing Law/Jurisdiction.  This Agreement and all disputes arising out of or related to this Agreement, or the performance, enforcement, breach or termination hereof, and any remedies relating thereto, shall be construed, governed, interpreted and applied in accordance with the laws of the Commonwealth of Massachusetts, U.S.A., without regard to conflict of laws principles, except that questions affecting the construction and effect of any patent shall be determined by the law of the country in which the patent shall have been granted.  The state and federal courts having jurisdiction over Cambridge, MA, USA, provide the exclusive forum for any PATENT CHALLENGE and/or any court action between the parties relating to this Agreement.  COMPANY submits to the jurisdiction of such courts and waives any claim that such court lacks jurisdiction over COMPANY or its AFFILIATES or constitutes an inconvenient or improper forum.

14.3  Force Majeure.  Neither party will be responsible for delays resulting from causes beyond the reasonable control of such party, including without limitation fire, explosion, flood, war, strike, or riot, provided that the nonperforming party uses commercially reasonable efforts to avoid or remove such causes of nonperformance and continues performance under this Agreement with reasonable dispatch whenever such causes are removed.

14.4  Amendment and Waiver.  This Agreement may be amended, supplemented, or otherwise modified only by means of a written instrument signed by both parties.  Any waiver of any rights or failure to act in a specific instance shall relate only to such instance and shall not be construed as an agreement to waive any rights or fail to act in any other instance, whether or not similar.

14.5  Severability.  In the event that any provision of this Agreement shall be held invalid or unenforceable for any reason, such invalidity or unenforceability shall not affect any other provision of this Agreement, and the parties shall negotiate in good faith to modify the Agreement to preserve (to the extent possible) their original intent.  If the parties fail to reach a modified agreement within thirty (30) days after the relevant provision is held invalid or unenforceable, then the dispute shall be resolved in accordance with the procedures set forth in Article 13.  While the dispute is pending resolution, this Agreement shall be construed as if such provision were deleted by agreement of the parties.

14.6  Binding Effect.  This Agreement shall be binding upon and inure to the benefit of the parties and their respective permitted successors and assigns.

14.7  Headings.  All headings are for convenience only and shall not affect the meaning of any provision of this Agreement.

14.8  Entire Agreement.  This Agreement constitutes the entire agreement between the parties with respect to its subject matter and supersedes all prior agreements or understandings between the parties relating to its subject matter.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives.

The EFFECTIVE DATE of this Agreement is ________________________________.

MASSACHUSETTS INSTITUTE OF                                                                           METASTAT BIOMEDICAL, INC.
TECHNOLOGY

By: /s/ Lita L. Nelson                                                                      By: /s/ Warren C Lau
Name: Lita L. Nelson                                                     Name: Warren C. Lau
Title: Director                                                                     Title:  President

ALBERT EINSTEIN COLLEGE OF                                                                                     MONTEFIORE MEDICAL CENTER
MEDICINE OF YESHIVA UNIVERSITY

By: /s/ John L. Harb                                                                                      By: /s/ Victor B. Hatcher
Name: John L. Harb                                                                           Name: Victor B. Hatcher
Title: Asst. Dean, Scientific Operations                                                            Title: Director

APPENDIX A

List of Patent Applications and Patents

I.           United States Patents and Applications

(A)	United States of America Provisional Application Serial No. 61/446,162, Filed February 24, 2011
“Alternatively Spliced mRNA Isoforms as Prognostic and Therapeutic Tools for Metastatic Breast Cancer and Other Invasive/Metastatic Cancers”
by Christopher B. Burge, Wu Albert. Cheng, John Condeelis, Frank B. Gertler, Maja Oktay and Irina M. Shapiro

(B)	United States of America Provisional Application No. 61/498,387, Filed June 17, 2011
“Alternatively Spliced mRNA Isoforms as Prognostic and Therapeutic Tools for Metastatic Breast Cancer and Other Invasive/Metastatic Cancers”
by Christopher B. Burge, Wu Albert. Cheng, John Condeelis, Frank B. Gertler, Maja Oktay and Irina M. Shapiro

(C)	United States of America Serial No. 14/000995, Filed August 22, 2013
"Alternatively Spliced mRNA Isoforms As Prognostic Indicators For Metastatic Cancer"
by Christopher B. Burge, Wu Albert. Cheng, John Condeelis, Frank B. Gertler, Maja Oktay and Irina M. Shapiro

II.           International (non-U.S.) Patents and Applications

(A)	Patent Cooperation Treaty Serial No. PCT/US2012/026424, Filed February 24, 2012
"Alternatively Spliced mRNA Isoforms As Prognostic Indicators For Metastatic Cancer"
by Christopher B. Burge, Wu Albert. Cheng, John Condeelis, Frank B. Gertler, Maja Oktay and Irina M. Shapiro

(B)	European Patent Application 12749944.0
"Alternatively Spliced mRNA Isoforms As Prognostic Indicators For Metastatic Cancer"
by Christopher B. Burge, Wu Albert. Cheng, John Condeelis, Frank B. Gertler, Maja Oktay and Irina M. Shapiro

(C)	Singapore Patent Application 201306378-9
"Alternatively Spliced mRNA Isoforms As Prognostic Indicators For Metastatic Cancer"
by Christopher B. Burge, Wu Albert. Cheng, John Condeelis, Frank B. Gertler, Maja Oktay and Irina M. Shapiro

APPENDIX B
List of Countries (excluding United States) for which
PATENT RIGHTS Applications Will Be Filed, Prosecuted and Maintained

N/A